SECURITY AGREEMENT

This SECURITY AGREEMENT, dated as of May 6, 2009, is entered into between PLATINUM STUDIOS, INC., a California corporation ("*Debtor*"), and SCOTT ROSENBERG, an individual ("*Secured Party*"), with reference to the following facts:

RECITALS

A. Secured Party has previously made loans to Debtor, which loans remain outstanding;

B. Debtor has requested that Secured Party make additional loans to Debtor, and Secured Party has agreed with such request upon certain conditions including, among other things, that Debtor enter into this Security Agreement in order to grant to Secured Party a first priority security interest in the Collateral to secure prompt payment and performance of the Secured Obligations.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises, covenants, conditions, representations, and warranties hereinafter set forth, and for other good and valuable consideration, the parties hereto agree as follows:

1. *Definitions*. As used herein, the following terms shall have the following meanings:

"*Account Debtor*" means any Person who is or who may become obligated with respect to, or on account of, an Account, Chattel Paper or General Intangible.

"*Accounts*" means any and all of Debtor's presently existing and hereafter arising accounts (including health-care-insurance receivables, contract rights, and all other forms of monetary obligations owing to Debtor, and all credit insurance, guaranties, or security therefor), irrespective of whether earned by performance.

"*Asset*" means any interest of a Person in any kind of property or asset, whether real, personal, or mixed real and personal, and whether tangible or intangible.

"*Bankruptcy Code*" means The United States Bankruptcy Code (11 U.S.C.), as amended or supplemented from time to time, or any successor statute, and any and all rules and regulations issued or promulgated in connection therewith.

"*Business Day*" means any day other than a Saturday, a Sunday, or a day on which commercial banks in the City of Los Angeles, California, are authorized or required by law or executive order or decree to close.

"*Change of Control*" means the time at which (i) any Person (including a Person's Affiliates and associates) or group (within the meaning of Sections 13(d) and 14(d)(2) of the

Securities Exchange Act of 1934) (other than the shareholders of Debtor on the date hereof) becomes the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of a percentage (based on voting power, in the event different classes of stock shall have different voting powers) of the voting stock of Debtor equal to at least twenty-five percent (25%), or such Person or group shall otherwise obtain the power to control the election of the Board of Directors of Debtor, (ii) there shall be consummated any consolidation or merger of Debtor pursuant to which Debtor's common stock (or other capital stock) would be converted into cash, securities or other property, other than a merger or consolidation of Debtor in which the holders of such common stock (or other capital stock) immediately prior to the merger have the same proportionate ownership, directly or indirectly, of common stock of the surviving corporation immediately after the merger as they had of Debtor's common stock immediately prior to such merger, (iii) all or substantially all of Debtor's Assets shall be sold, leased, conveyed or otherwise disposed of as an entirety or substantially as an entirety to any Person (including an Affiliate or associate of Debtor) in one or a series of transactions, or (iv) Scott Rosenberg fails for any reason to serve actively in the day to day management of Debtor, other than by reason of death, disability, or resignation.

"*Chattel Paper*" means all of Debtor's presently existing and hereafter acquired or created chattel paper (including tangible chattel paper and electronic chattel paper).

"*Code*" means the California Uniform Commercial Code, as amended or supplemented from time to time. Any and all terms used in this Security Agreement which are defined in the Code shall be construed and defined in accordance with the meaning and definition ascribed to such terms under the Code, unless otherwise defined herein.

"*Collateral*" means the following, collectively: any and all of the Accounts, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Equipment, Instruments, Inventory, Investment Property, General Intangibles, Letter of Credit Rights, Negotiable Collateral, Supporting Obligations, Debtor's Books, in each case whether now existing or hereafter acquired or created, any money or other assets of Debtor that now or hereafter come into the possession, custody, or control of Secured Party and any Proceeds or products of any of the foregoing, or any portion thereof.

"*Collateral Access Agreement*" means a landlord waiver, mortgagee waiver, bailee letter, or acknowledgement agreement of any warehouseman, processor, lessor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in the Equipment or Inventory, in each case, in form and substance satisfactory to Secured Party.

"*Commercial Tort Claims*" means all of Debtor's presently existing and hereafter acquired commercial tort claims (as such term is defined in the Code).

"*Copyrights*" means any and all copyrights and copyright registrations, including, (i) the copyright registrations and recordings thereof and all applications in connection therewith listed on ***Schedule 1*** attached hereto and made a part hereof, (ii) all reissues, continuations, extensions or renewals thereof, (iii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past or future infringements

or dilutions thereof, (iv) the right to sue for past, present and future infringements and dilutions thereof, (v) the goodwill of Debtor's business symbolized by the foregoing or connected therewith, and (vi) all of Debtor's rights corresponding thereto throughout the world.

"*Copyright Security Agreement*" means each Copyright Security Agreement between Debtor and Secured Party, in substantially the form of ***Exhibit A*** attached hereto, pursuant to which Debtor grants to Secured Party, a security interest in all its Copyrights.

"*Credit Agreement*" means that certain Credit Agreement between Debtor and Secured Party, dated on or about the date hereof.

"*Debtor's Books*" means any and all presently existing and hereafter acquired or created books and records of Debtor, including all records (including maintenance and warranty records), ledgers, computer programs, disc or tape files, printouts, runs, and other computer prepared information indicating, summarizing, or evidencing the Collateral.

"*Deposit Account*" means any demand, time, savings, passbook or similar account now or hereafter maintained by or for the benefit of Debtor with an organization that is engaged in the business of banking including a bank, savings bank, savings and loan association, credit union and trust companies, and all funds and amounts therein, whether or not restricted or designated for a particular purpose.

"*Documents*" means any and all documents and documents of title, including documents of title, bills of lading, dock warrants, dock receipts, warehouse receipts and other documents of Debtor, whether or not negotiable, and includes all other documents which purport to be issued by a bailee or agent and purport to cover goods in any bailee's or agent's possession which are either identified or are fungible portions of an identified mass, including such documents of title made available to Debtor for the purpose of ultimate sale or exchange of goods or for the purpose of loading, unloading, storing, shipping, transshipping, manufacturing, processing or otherwise dealing with goods in a manner preliminary to their sale or exchange, in each case whether now existing or hereafter acquired.

"*Domestic Pledged Companies*" means Pledged Companies organized under the laws of the United States of America or any state thereof.

"*Equipment*" means any and all equipment owned by Debtor (now or in the future), wherever located, including machinery, furniture, furnishings, fixtures, computer and other electronic data processing equipment and other office equipment and supplies, computer programs and related data processing software, spare parts, tools, motors, automobiles, trucks, tractors and other motor vehicles, rolling stock, jigs, and other goods (other than Inventory, farm products, and consumer goods), including software embedded in such goods, together with any and all parts, improvements, additions, attachments, replacements, accessories, and substitutions thereto or therefor, and all other rights of Debtor relating thereto, whether in the possession and control of Debtor, or in the possession and control of a third party for the account of Debtor.

"*Expenses*" means: any and all costs or expenses required to be paid by Debtor under this Security Agreement which are paid or advanced by Secured Party; all costs and expenses of Secured Party, including its reasonable attorneys' fees and expenses (including

reasonable attorneys' fees incurred pursuant to proceedings arising under the Bankruptcy Code), incurred or expended to correct any default or enforce any provision of this Security Agreement, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, irrespective of whether a sale is consummated; and all costs and expenses of suit incurred or expended by Secured Party, including its reasonable attorneys' fees and expenses (including reasonable attorneys' fees incurred pursuant to proceedings arising under the Bankruptcy Code) in enforcing or defending this Security Agreement, irrespective of whether suit is brought.

"*FEIN*" means Federal Employer Identification Number.

"*GAAP*" means generally accepted accounting principles in the United States of America, consistently applied, which are in effect as of the date of this Security Agreement.

"*General Intangibles*" means any and all of Debtor's presently existing and hereafter acquired or arising general intangibles and any other intangible personal property of every kind and description, including:

(a) contracts and contract rights, noncompetition covenants, licensing and distribution agreements, indemnity agreements, guaranties, insurance policies, franchise agreements and lease agreements;

(b) uncertificated certificates of deposit, and interests in any joint ventures, partnerships or limited liability companies;

(c) choses in action and causes of action (whether legal or equitable, whether in contract or tort or otherwise, and however arising);

(d) licenses, approvals, permits or any other authorizations issued by any Governmental Authority;

(e) Intellectual Property Collateral;

(f) computer software, magnetic media, electronic data processing files, systems and programs;

(g) rights of stoppage in transit, replevin and reclamation, rebates or credits of every kind and nature to which Debtor may be entitled;

(h) purchase orders, customer lists, subscriber lists and goodwill;

(i) monies due or recoverable from pension funds, refunds and claims for tax or other refunds against any Governmental Authority;

(j) payment intangibles;

(k) URLs and domain names; and

(l) other contractual, equitable and legal rights of whatever kind and nature.

"*Governing Documents*" means the certificate or articles or certificate of incorporation, by-laws, articles or certificate of organization, operating agreement, or other organizational or governing documents of any Person.

"*Governmental Authority*" means any federal, state, local or other governmental department, commission, board, bureau, agency, central bank, court, tribunal or other instrumentality or authority or subdivision thereof, domestic or foreign, exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government. "*Instruments*" means any and all negotiable instruments, and every other writing which evidences a right to the payment of a monetary obligation, in each case whether now existing or hereafter acquired.

"*Insolvency Proceeding*" means any proceeding commenced by or against any Person, under any provision of the Bankruptcy Code, or under any other bankruptcy or insolvency law, including, but not limited to, assignments for the benefit of creditors, formal or informal moratoriums, compositions, or extensions with some or all creditors.

"*Intellectual Property Collateral*" means the following Assets owned or held by Debtor or in which Debtor otherwise has any interest, now existing or hereafter acquired or arising:

(a) all Patents;

(b) all Copyrights;

(c) all Trademarks;

(d) all Intellectual Property Licenses; and

(e) the entire goodwill of or associated with the businesses now or hereafter conducted by Debtor connected with and symbolized by any of the aforementioned properties and assets, trade secrets and customer lists.

"*Intellectual Property Licenses*" means rights under or interests in any patent, trademark, copyright or other intellectual property, including software license agreements with any other party, whether Debtor is a licensee or licensor under any such license agreement (but excluding any off-the-shelf software license agreement), including the license agreements listed on ***Schedule 1*** attached hereto and made a part hereof, and the right to use the foregoing in connection with the enforcement of Secured Party's rights under the Loan Documents, including the right to prepare for sale and sell any and all Inventory and Equipment now or hereafter owned by Debtor and now or hereafter covered by such licenses.

"*Inventory*" means any and all of Debtor's presently existing and hereafter acquired goods (including software embedded in such goods) of every kind and description (including goods in transit) which are held for sale or lease, or to be furnished under a contract of

service or which have been so leased or furnished, or other disposition, wherever located, including those held for display or demonstration or out on lease or consignment or are raw materials, work in process, finished materials, or materials used or consumed, or to be used or consumed, in Debtor's business, and the resulting product or mass, and all repossessed, returned, rejected, reclaimed and replevied goods, together with all materials, parts, supplies, packing and shipping materials used or usable in connection with the manufacture, packing, shipping, advertising, selling or furnishing of such goods; and all other items hereafter acquired by Debtor by way of substitution, replacement, return, repossession or otherwise, and all additions and accessions thereto, and any Document representing or relating to any of the foregoing at any time.

"*Investment Property*" means any and all of Debtor's presently existing and hereafter acquired (i) investment property, and (ii) all of the following regardless of whether classified as investment property under the Code: all Pledged Interests, Pledged Operating Agreements, and Pledged Partnership Agreements.

"*Letter of Credit Rights*" means any and all of Debtor's presently existing and hereafter acquired letter of credit rights.

"*Lien*" means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangement or other preferential arrangement, charge or encumbrance (including, any conditional sale or other title retention agreement, or finance lease) of any kind.

"*Loan Document(s)*" means, collectively, this Security Agreement, the Credit Agreement, the Notes, and any other future written agreement between Debtor or any guarantor and/or for the benefit of Secured Party in connection with this Security Agreement, all as amended, restated, or otherwise modified.

"*Material Adverse Effect*" means a material adverse effect on (i) the business, Assets, condition (financial or otherwise), results of operations, or prospects of Debtor; (ii) the ability of Debtor to perform its obligations under this Security Agreement and the Loan Documents to which it is a party (including, without limitation, repayment of the Secured Obligations as they come due), (iii) the validity or enforceability of this Security Agreement, the Loan Documents, or the rights or remedies of Secured Party hereunder and thereunder, (iv) the value of the Collateral, or (v) the priority of Secured Party's Liens with respect to the Collateral.

"*Negotiable Collateral*" means any and all of Debtor's presently existing and hereafter acquired or arising letters of credit, letter of credit rights, advises of credit, certificates of deposit, notes, drafts, money, Instruments, Documents and tangible Chattel Paper.

"*Notes*" means, collectively, (i) that certain Promissory Note, dated as of even date herewith, in the original principal amount of $2,000,000, made by Debtor to the order of Secured Party, (ii) that certain Promissory Note, dated as of even date herewith, in the original principal amount of $400,000, made by Debtor to the order of Secured Party, and (iii) any other promissory note(s), credit agreement(s), loan agreement(s), and/or any other agreement(s), instrument(s) or document(s) evidencing a debt or obligation of Debtor owed to Secured Party,

executed after the date hereof and which expressly states that it is secured by this Security Agreement.

"*Ownership Interests*" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

"*Patents*" means patents and patent applications, including, (i) the patents and patent applications listed on ***Schedule 1*** attached hereto and made a part hereof, (ii) all renewals thereof, (iii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (iv) the right to sue for past, present and future infringements and dilutions thereof, and (v) all of Debtor's rights corresponding thereto throughout the world.

"*Patent Security Agreement*" means each Patent Security Agreement between Debtor and Secured Party, in substantially the form of ***Exhibit B*** attached hereto, pursuant to which Debtor grants to Secured Party a security interest in all its Patents.

"*Permitted Liens*" means (i) Liens for current taxes, assessments or other governmental charges which are not delinquent or remain payable without any penalty, or are being contested in good faith by appropriate proceedings, provided that, if delinquent, adequate reserves have been set aside with respect thereto as required by GAAP and, by reason of nonpayment, no property is subject to a material risk of loss or forfeiture; (ii) Liens in favor of Secured Party, (iii) statutory Liens, such as inchoate mechanics', inchoate materialmen's, landlord's, warehousemen's, and carriers' liens, and other similar liens, other than those described in clause (i) above, arising in the ordinary course of business with respect to obligations which are not delinquent or are being contested in good faith by appropriate proceedings, *provided* that, if delinquent, adequate reserves have been set aside with respect thereto as required by GAAP and, by reason of nonpayment, no property is subject to a material risk of loss or forfeiture, and (iv) Liens existing on the Closing Date listed on ***Schedule 1***.

"*Person*" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

"*Pledged Companies*" means, each Person listed on ***Schedule 2*** hereto as a "Pledged Company," together with each other Person, all or a portion of whose Ownership Interests is acquired or otherwise owned by Debtor after the date hereof.

"*Pledged Interests*" means all of Debtor's right, title and interest in and to all of the Ownership Interests now or hereafter owned by Debtor, regardless of class or designation, including, without limitation, in each of the Pledged Companies, and all substitutions therefor and replacements thereof, all proceeds thereof and all rights relating thereto, including, without

limitation, any certificates representing the Ownership Interests, the right to request after the occurrence and during the continuation of an Event of Default that such Ownership Interests be registered in the name of Secured Party or any of its nominees, the right to receive any certificates representing any of the Ownership Interests and the right to require that such certificates be delivered to Secured Party together with undated powers or assignments of investment securities with respect thereto, duly endorsed in blank by Debtor, transfers, all warrants, options, share appreciation rights and other rights, contractual or otherwise, in respect thereof and of all dividends, distributions of income, profits, surplus, or other compensation by way of income or liquidating distributions, in cash or in kind, and cash, instruments, and other property from time to time received, receivable, or otherwise distributed in respect of or in addition to, in substitution of, on account of, or in exchange for any or all of the foregoing.

"*Pledged Interests Addendum*" means a Pledged Interests Addendum substantially in the form of ***Exhibit C*** to this Security Agreement.

"*Pledged Notes*" has the meaning set forth in Section 6.14.

"*Pledged Operating Agreements*" means all of Debtor's rights, powers, and remedies under the limited liability company operating agreements of the Pledged Companies that are limited liability companies, if any.

"*Pledged Partnership Agreements*" means all of Debtor's rights, powers, and remedies under the partnership agreements of each of the Pledged Companies that are partnerships, if any.

"*Proceeds*" means whatever is receivable or received from or upon the sale, lease, license, collection, use, exchange or other disposition, whether voluntary or involuntary, of any Collateral, including "proceeds" as defined in the Code, any and all proceeds of any insurance, indemnity, warranty or guaranty payable to or for the account of Debtor from time to time with respect to any of the Collateral, any and all payments (in any form whatsoever) made or due and payable to Debtor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of Governmental Authority), any and all other amounts from time to time paid or payable under or in connection with any of the Collateral or for or on account of any damage or injury to or conversion of any Collateral by any Person, any and all other tangible or intangible property received upon the sale or disposition of Collateral, and all proceeds of proceeds.

"*Rights to Payment*" means all Accounts and any and all rights and claims to the payment or receipt of money or other forms of consideration of any kind in, to and under all electronic Chattel Paper, General Intangibles, Letter of Credit Rights, Negotiable Collateral and Proceeds thereof.

"*Secured Obligations*" means any and all indebtedness, liabilities, and obligations of Debtor owing to Secured Party and to his successors and assigns, under the Loan Documents, whether absolute or contingent, joint or several, liquidated or unliquidated, voluntary or involuntary, due or not due, legal or equitable, whether incurred before, during, or after any

Insolvency Proceeding and whether recovery thereof is or becomes barred by a statute of limitations or is or becomes otherwise unenforceable or unallowable as claims in any Insolvency Proceeding, together with all interest thereupon (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued during the pendency of an Insolvency Proceeding).

"*Security Agreement*" shall mean this Security Agreement, as amended or restated from time to time.

"*Supporting Obligations*" has the meaning given to such term in the Code.

"*Trademarks*" means any and all trademarks, trade names, registered trademarks, trademark applications, service marks, registered service marks and service mark applications, including (i) the trade names, registered trademarks, trademark applications, registered service marks and service mark applications listed on ***Schedule 1*** attached hereto and made a part hereof, (ii) all renewals thereof, (iii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (iv) the right to sue for past, present and future infringements and dilutions thereof, (v) the goodwill of Debtor's business symbolized by the foregoing or connected therewith, and (vi) all of Debtor's rights corresponding thereto throughout the world.

"*Trademark Security Agreement*" means each Trademark Security Agreement between Debtor and Secured Party, in substantially the form of ***Exhibit D*** attached hereto, pursuant to which Debtor grants to Secured Party a security interest in all its Trademarks.

"*URL*" means "uniform resource locator," an internet web address.

2. *Construction.* Unless the context of this Security Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the part includes the whole, "including" is not limiting, and "or" has the inclusive meaning represented by the phrase "and/or." References in this Security Agreement to "determination" by Secured Party include reasonable estimates (absent manifest error) by Secured Party, as applicable (in the case of quantitative determinations) and reasonable beliefs (absent manifest error) by Secured Party, as applicable (in the case of qualitative determinations). The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Security Agreement refer to this Security Agreement as a whole and not to any particular provision of this Security Agreement. Article, section, subsection, exhibit, and schedule references are to this Security Agreement unless otherwise specified.

3. *Creation of Security Interest.* Debtor hereby grants to Secured Party a continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure the prompt payment and performance of all of the Secured Obligations. Debtor acknowledges and affirms that such security interest in the Collateral has attached to all Collateral without further act on the part of Secured Party or Debtor.

4. *Further Assurances.*

4.1 Debtor shall execute and deliver to Secured Party concurrently with Debtor's execution of this Security Agreement, and from time to time at the request of Secured Party, and Debtor hereby authorize Secured Party to file, all financing statements, continuation financing statements, fixture filings, security agreements, chattel mortgages, assignments, and all other documents that Secured Party may require, in form satisfactory to Secured Party, to perfect and maintain perfected Secured Party's security interests in the Collateral, and in order to consummate fully all of the transactions contemplated by this Security Agreement. Debtor hereby irrevocably makes, constitutes, and appoints Secured Party (and Secured Party's officers, employees, or agents) as Debtor's true and lawful attorney with power to sign the name of Debtor on any of the above-described documents or on any other similar documents which need to be executed, recorded, or filed, and to do any and all things necessary in the name and on behalf of Debtor in order to perfect, or continue the perfection of, Secured Party's security interests in the Collateral. Debtor agrees that neither Secured Party, nor any of its designees or attorneys-in-fact, will be liable for any act of commission or omission, or for any error of judgment or mistake of fact or law with respect to the exercise of the power of attorney granted under this Section 4.1, other than as a result of its or their gross negligence or willful misconduct. **THE POWER OF ATTORNEY GRANTED UNDER THIS SECTION 4.1 IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL ALL OF THE SECURED OBLIGATIONS HAVE BEEN PAID IN FULL IN CASH AND SECURED PARTY HAS RELEASED OF RECORD THE SECURITY INTEREST GRANTED HEREUNDER.**

4.2 Without limiting the generality of the foregoing Section 4.1, Debtor shall: (i) at the request of Secured Party, mark conspicuously Debtor's Books with a legend, in form and substance satisfactory to Secured Party, indicating that the Collateral is subject to the security interest granted hereby; (ii) immediately mark all Chattel Paper with a conspicuous legend indicating Secured Party's security interest therein and otherwise in form and substance satisfactory to Secured Party; and (iii) at the request of Secured Party, appear in and defend any action or proceeding which may affect Debtor's title to, or the security interest of Secured Party in, any of the Collateral.

4.3 With respect to the Negotiable Collateral (other than drafts received in the ordinary course of business so long as no Event of Default is continuing), Debtor shall, immediately upon request by Secured Party, endorse (where appropriate) and assign the Negotiable Collateral over to Secured Party, and deliver to Secured Party actual physical possession of the Negotiable Collateral to Secured Party together with such undated powers, or other relevant document of transfer, endorsed in blank as shall be requested by Secured Party, all in form and substance satisfactory to Secured Party, in order to fully perfect the security interest therein of Secured Party.

4.4 In the event that any Collateral is in the possession of one or more third Person(s), Debtor shall join with Secured Party in notifying such third Person(s) of Secured Party's security interest and obtaining an acknowledgement from such third Person(s) that it is holding such Collateral for the benefit of Secured Party.

4.5 Debtor shall deliver to Secured Party a duly executed control agreement in form and substance satisfactory to Secured Party with respect to all Deposit Accounts, electronic Chattel Paper, Investment Property, and Letter of Credit Rights, promptly upon Secured party's request.

4.6 Debtor shall promptly notify Secured Party of any Commercial Tort Claims any of them may bring against any Person, including the name and address of each defendant, a summary of the facts, an estimate of damages, copies of any complaint or demand letter submitted by the applicable Debtor, and such other information as Secured Party may request, and in connection therewith, at Secured Party's request, Debtor and Secured Party shall enter into an amendment to this Security Agreement granting a security interest to Secured Party in each such Commercial Tort Claim to secure the Secured Obligations.

5. *Debtor Remains Liable.*

(a) Anything herein to the contrary notwithstanding, (i) Debtor shall remain liable under the contracts and agreements included in the Collateral, including, without limitation, the Pledged Operating Agreements and the Pledged Partnership Agreements, to perform all of the duties and obligations thereunder to the same extent as if this Security Agreement had not been executed, (ii) the exercise by Secured Party of any of the rights hereunder shall not release Debtor from any of its duties or obligations under such contracts and agreements included in the Collateral, and (iii) to the extent allowed under applicable law, Secured Party shall have any obligation or liability under such contracts and agreements included in the Collateral by reason of this Security Agreement, nor shall Secured Party be obligated to perform any of the obligations or duties of Debtor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder. Until an Event of Default shall occur and be continuing, except as otherwise provided in this Security Agreement, Debtor shall have the right to possession and enjoyment of the Collateral for the purpose of conducting the ordinary course of their business, subject to and upon the terms hereof. Without limiting the generality of the foregoing, it is the intention of the parties hereto that record and beneficial ownership of the Pledged Interests, including, without limitation, all voting, consensual, and dividend or distribution rights (except as set forth in paragraph (b) below), shall remain with the applicable Debtor until the occurrence of and during the continuation of an Event of Default and until Secured Party shall notify the applicable Debtor of Secured Party's exercise of voting, consensual, and/or dividend rights with respect to the Pledged Interests pursuant to Section 10 hereof.

(b) Debtor shall be entitled to receive and retain any and all dividends and/or distributions paid in respect of the Ownership Interests of the Pledged Companies; *provided, however*, that, any and all:

5.1 Distributions paid or payable other than in cash in respect of, and any and all additional shares or instruments or other property received, receivable, or otherwise distributed in respect of, or in exchange for the Ownership Interests of the Pledged Companies;

5.2 Distributions paid or payable in cash in respect of any Ownership Interests of the Pledged Companies in connection with a partial or total liquidation or

dissolution, merger, consolidation of any Pledged Company, or any exchange of stock, conveyance of assets, or similar corporate reorganization;

5.3 cash paid with respect to, payable, or otherwise distributed on redemption of, or in exchange for, any Ownership Interests of the Pledged Companies, and

5.4 after the occurrence and during the continuance of an Event of Default, all Distributions in respect of any Ownership Interests of the Pledged Companies (including cash dividends other than those described in subparagraphs (ii) and (iii) above),

shall be forthwith delivered to Secured Party to hold as Collateral and shall, if received by Debtor, be received in trust for the benefit of Secured Party, be segregated from the other property or funds of Debtor, and be forthwith delivered to Secured Party as Collateral in the same form as so received (with any necessary endorsement), and, if deemed necessary by Secured Party, Debtor shall take such actions, including the actions described in Section 7.16, as Secured Party may require.

6. *Representations and Warranties.* Debtor hereby represents and warrants to Secured Party that on the date hereof and thereafter on the date of each and every subsequent advance made by Secured Party to Debtor, if any:

6.1 *Legal Name; State of Organization; Location of Chief Executive Office and Collateral; FEIN.* Debtor's exact legal name, state of incorporation, FEIN and charter or organizational identification number is accurately set forth in ***Schedule 1***. Debtor's chief executive office is located at the address set forth in ***Schedule 1***, and all other locations where Debtor conducts business or Collateral is kept are set forth in ***Schedule 1***.

6.2 *Locations of Debtor's Books.* All locations where Debtor's Books are kept, including all equipment necessary for accessing Debtor's Books and the names and addresses of all service bureaus, computer or data processing companies and other Persons keeping Debtor's Books or collecting Rights to Payment for Debtor, are set forth in ***Schedule 1***.

6.3 *Trade Names and Trade Styles.* All trade names and trade styles under which Debtor presently conduct their business operations are set forth in ***Schedule 1***, and, except as set forth in ***Schedule 1***, Debtor has not, at any time during the preceding five years: (i) been known as or used any other corporate, trade or fictitious name; (ii) changed its name; (iii) been the surviving or resulting corporation in a merger or consolidation; or (iv) acquired through asset purchase or otherwise any business of any Person.

6.4 *Ownership of Collateral.* Debtor has rights in and the power to transfer the Collateral, and Debtor's title to the Collateral is free from all Liens and restrictions other than Permitted Liens.

6.5 *Enforceability; Priority of Security Interest.* (i) This Security Agreement creates a security interest which is enforceable against the Collateral in which Debtor now has rights and will create a security interest which is enforceable against the Collateral in which Debtor hereafter acquires rights at the time Debtor acquires any such rights, and (ii) Secured Party has a perfected security interest (to the fullest extent perfection can be obtained by filing,

notification to third Persons, possession or control) and a first priority security interest in the Collateral in which Debtor now has rights (subject only to Permitted Liens), and will have a perfected and first priority security interest (to the fullest extent perfection can be obtained by filing, notification to third Persons, possession or control) in the Collateral in which Debtor hereafter acquires rights at the time Debtor acquires any such rights (subject only to Permitted Liens), in each case securing the payment and performance of the Secured Obligations.

6.6 *Other Financing Statements.* Other than financing statements in favor of Secured Party and financing statements filed in connection with Permitted Liens, no effective financing statement naming Debtor as debtor, assignor, grantor, mortgagor, pledgor or the like and covering all or any part of the Collateral is on file in any filing or recording office in any jurisdiction.

6.7 *Rights to Payment.*

(a) the Rights to Payment represent valid, binding and enforceable obligations of the Account Debtor or other Persons obligated thereon, except as enforceability may be limited by bankruptcy, insolvency, and similar laws and equitable principles affecting the enforcement of creditors' rights generally, representing undisputed, bona fide transactions completed in accordance with the terms and provisions contained in any documents related thereto, and are and will be genuine, free from Liens, adverse claims, counterclaims, setoffs, defaults, disputes, defenses, retainages, holdbacks and conditions precedent of any kind of character, except to the extent reflected by Debtor's reserves for uncollectible Rights to Payment;

(b) to Debtor's best knowledge, all Account Debtor and other obligors on the Rights to Payment are solvent and generally paying their debts as they come due;

(c) all Rights to Payment comply with all applicable laws concerning form, content and manner of preparation and execution, including where applicable any federal and state consumer credit laws;

(d) Debtor has not assigned any of its rights under the Rights to Payment other than to Secured Party pursuant to this Security Agreement;

(e) all statements made, all unpaid balances and all other information in Debtor's Books and other documentation relating to the Rights to Payment are true and correct and in all respects what they purport to be; and

(f) Debtor has no knowledge of any fact or circumstance which would impair the validity or collectability of any of the Rights to Payment.

6.8 *Inventory.* Except as set forth on ***Schedule 1***, no Inventory is stored with any bailee, warehouseman or similar Person or on any premises leased to Debtor, nor has any Inventory been consigned to Debtor or consigned by Debtor to any Person or is held by Debtor for any Person under any "bill and hold" or other arrangement.

6.9 *Intellectual Property.* As of the date hereof, Debtor has no interest in, or title to, any Copyrights, Intellectual Property Licenses, Patents, or Trademarks except with

regard to shrink-wrap software licenses or as set forth on ***Schedule 1*** attached hereto. This Agreement is effective to create a valid and continuing Lien on such Copyrights, Intellectual Property Licenses, Patents and Trademarks and, upon filing of the Copyright Security Agreement with the United States Copyright Office and filing of the Patent Security Agreement and the Trademark Security Agreement with the United States Patent and Trademark Office, and the filing of an appropriate financing statement in the State of California, all action necessary or desirable to protect and perfect the security interest in and to on Debtor's Patents, Trademarks, or Copyrights has been taken and such perfected security interest is enforceable as such as against any and all creditors of and purchasers from Debtor. Debtor has no interest in any Copyright that is necessary in connection with the operation of Debtor's business, except for those Copyrights identified on ***Schedule 1*** attached hereto which have been registered with the United States Copyright Office.

6.10 *Equipment.*

(a) None of the Equipment or other Collateral is affixed to real property, except Collateral with respect to which Debtor have supplied Secured Party with all information and documentation necessary to make all fixture filings required to perfect and protect the priority of Secured Party's security interest in all such Collateral which may be fixtures as against all Persons having an interest in the premises to which such property may be affixed.

(b) None of the Equipment is leased from or leased to any third Person, except as set forth on ***Schedule 1***.

6.11 *Deposit Accounts.* The names and addresses of all financial institutions at which Debtor maintains its Deposit Accounts, and the account numbers and account names of such Deposit Accounts, are set forth in ***Schedule 1***.

6.12 *Investment Property.* All financial institutions or financial intermediaries holding or in possession of any Investment Property are set forth in ***Schedule 1***. Except for the security interest created hereby, (i) Debtor is and will at all times be the sole holder of record and the legal and beneficial owner, free and clear of all Liens other than Permitted Liens, of the Pledged Interests indicated on ***Schedule 2*** as being owned by Debtor and, when acquired by Debtor, any Pledged Interests acquired after the Closing Date; (ii) all of the Pledged Interests issued by Domestic Pledged Companies are duly authorized, validly issued, fully paid and nonassessable and the Pledged Interests constitute or will constitute the percentage of the issued and outstanding Ownership Interests of the Pledged Companies of Debtor identified on ***Schedule 2*** hereto as supplemented or modified by any Pledged Interests Addendum; (iii) Debtor has the right and requisite authority to pledge the Investment Property pledged by Debtor to Secured Party as provided herein; (iv) all actions necessary under the Code (to the extent the Code is applicable) to perfect, establish the first priority of, or otherwise protect, Secured Party's Liens in the Investment Property, and the Proceeds thereof, have been duly taken; and (v) Debtor has delivered to and deposited with Secured Party (or, with respect to any Pledged Interests created after the Closing Date, will deliver and deposit in accordance with Sections 4.3 and 7.16 hereof) all certificates representing the Pledged Interests owned by Debtor to the extent such

Pledged Interests are represented by certificates, and undated powers, or other relevant document of transfer, endorsed in blank with respect to such certificates.

6.13 *Commercial Tort Claims.* All of Debtor's Commercial Tort Claims that it has brought against any Person, including the name and address of each defendant, a summary of the facts, and an estimate of Debtor's damages, are set forth in ***Schedule 1***.

6.14 *Pledged Notes.* There is no default, breach, violation or event of acceleration existing under any promissory note (as defined in the Code) constituting Collateral and pledged hereunder (each a "*Pledged Note*") and no event has occurred or circumstance exists which, with the passage of time or the giving of notice, or both, would constitute a default, breach, violation or event of acceleration under any Pledged Note. Debtor has not waived any default, breach, violation or event of acceleration under any Pledged Note.

6.15 *Legal Status.* Debtor is the type of organization indicated in the preamble hereof, and is duly organized and existing under the laws of the state of its organization. Debtor has the power and authority to own its own Assets and to transact the business in which it is engaged, and is properly licensed, qualified to do business and in good standing in every jurisdiction in which it is doing business where failure to so qualify could have a Material Adverse Effect.

6.16 *No Violation; Compliance.* The execution, delivery and performance of this Security Agreement and the Loan Documents to which Debtor is a party are within Debtor's powers, are not in conflict with the terms of the Governing Documents of Debtor, and do not result in a breach of or constitute a default under any contract, obligation, indenture or other instrument to which Debtor is a party or by which Debtor is bound or affected, which breach or default could reasonably be expected to have a Material Adverse Effect. There is no law, rule or regulation (including Regulations T, U and X of the Federal Reserve Board), nor is there any judgment, decree or order of any court or Governmental Authority binding on Debtor which would be contravened by the execution, delivery, performance or enforcement of this Security Agreement and the Loan Documents to which Debtor is a party.

6.17 *Authorization; Enforceability.* Debtor has taken all corporate action necessary to authorize the execution and delivery of this Security Agreement and the Loan Documents to which Debtor is a party, and the consummation of the transactions contemplated hereby and thereby. Upon their execution and delivery in accordance with the terms hereof, this Security Agreement and the Loan Documents to which Debtor is a party will constitute legal, valid and binding agreements and obligations of Debtor enforceable against Debtor in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, and similar laws and equitable principles affecting the enforcement of creditors' rights generally.

6.18 *Approvals; Consents.* No approval, consent, exemption or other action by, or notice to or filing with, any Governmental Authority is necessary in connection with the execution, delivery, performance or enforcement of this Security Agreement or the Loan Documents. All requisite Governmental Authorities and third parties have approved or consented to the transactions contemplated by this Security Agreement and the Loan Documents

to the extent the failure to obtain such approval or consent would reasonably be likely to have a Material Adverse Effect, and all applicable waiting periods have expired and there is no governmental or judicial action, actual or threatened, that has or could have a reasonable likelihood of restraining, preventing or imposing burdensome conditions on the transactions contemplated by this Security Agreement and/or the Loan Documents. No Intellectual Property License to which Debtor is a party requires any consent for Debtor to grant the security interest granted hereunder in Debtor's right, title or interest in or to any Copyrights, Patents, Trademarks or material Intellectual Property Licenses.

7. *Covenants.* Debtor agrees that from the date hereof and thereafter until the payment, performance and satisfaction in full, in cash, of the Secured Obligations, and Secured Party has released of record the security interest granted hereunder:

7.1 *Defense of Collateral.* Debtor shall appear in and defend any action, suit or proceeding which may affect its title to or right or interest in, or Secured Party's right or interest in, the Collateral.

7.2 *Preservation of Collateral.* Debtor shall do and perform all commercially reasonable acts that may be necessary and appropriate to maintain, preserve and protect the Collateral.

7.3 *Compliance with Laws, Etc.* Debtor shall comply with all laws, regulations and ordinances, and all policies of insurance, relating to the possession, operation, maintenance and control of the Collateral.

7.4 *Location of Debtor's Books and Chief Executive Office.* Debtor shall: (i) keep all Debtor's Books at the locations set forth in ***Schedule 1***; and (ii) maintain the location of Debtor's chief executive office or principal place of business at the locations set forth in ***Schedule 1***; *provided, however,* that Debtor may amend ***Schedule 1*** so long as (i) such amendment occurs by written notice to Secured Party not less than 30 days prior to the date on which the location of Debtor's Books or Debtor's chief executive office or principal place of business is changed, and (ii) at the time of such written notification, Debtor deliver any financing statement amendments or fixture filing amendments necessary to perfect or continue perfected Secured Party's security interests in the Collateral and also obtains for Secured Party such duly executed Collateral Access Agreement as Secured Party shall require with respect to such new location.

7.5 *Location of Collateral.* Debtor shall keep the Inventory and Equipment only at the locations identified on ***Schedule 1***; *provided, however,* that Debtor may amend ***Schedule 1*** so long as (i) such amendment occurs by written notice to Secured Party not less than 30 days prior to the date on which the Inventory or Equipment is moved to such new location, (ii) such new location is within the continental United States, and (iii) at the time of such written notification, Debtor deliver any financing statements or fixture filings necessary to perfect and continue perfected Secured Party's security interests in such Assets and also obtains for Secured Party such duly executed Collateral Access Agreement as Secured Party shall require with respect to such new location.

7.6 *Change in Name, Trade Name, Trade Style or FEIN.* Debtor shall not change its legal name, trade names, trade styles or FEIN, or add any new trade names or trade styles from those listed on ***Schedule 1***; *provided, however*, that Debtor may amend ***Schedule 1*** so long as (i) such amendment occurs by written notice to Secured Party not less than 30 days prior to the date on which such new name, trade name, trade style or FEIN becomes effective, and (ii) at the time of such written notification, Debtor executes and delivers any financing statement amendments or fixture filing amendments necessary to continue perfected Secured Party's security interests in the Collateral.

7.7 *State of Incorporation or Formation.* Debtor shall not change the state of its incorporation or formation.

7.8 *Maintenance of Records.* Debtor shall keep separate, accurate and complete Debtor's Books, disclosing Secured Party's security interest hereunder.

7.9 *Disposition of Collateral.* Debtor shall not surrender or lose possession of, sell, lease, rent, license, or otherwise dispose of or transfer any of the Collateral or any right or interest therein, except (i) licensing of Copyrights in the ordinary course of business, and (ii) dispositions of obsolete, worn or nonfunctional equipment..

7.10 *Liens.* Debtor shall keep the Collateral free of all Liens except Permitted Liens.

7.11 *Leased Premises.* At Secured Party's request, Debtor shall obtain from each Person from whom Debtor leases any premises at which any Collateral is at any time present (other than Debtor's premises at 11400 West Olympic Boulevard), such Collateral Access Agreements as Secured Party may require.

7.12 *Rights to Payment.* Debtor shall:

(a) perform and observe all terms and provisions of the Rights to Payment and all obligations to be performed or observed by it in connection therewith and maintain the Rights to Payment in full force and effect;

(b) enforce all Rights to Payment strictly in accordance with their terms, and take all such action to such end as may be from time to time reasonably requested by Secured Party;

(c) if any dispute, setoff, claim, counterclaim or defense shall exist or shall be asserted or threatened with respect to a Right to Payment (whether with or against Debtor or otherwise), disclose such fact fully to Secured Party in Debtor's Books relating to such Account or other Right to Payment and in connection with any report furnished by Debtor to Secured Party relating to such Right to Payment;

(d) furnish to Secured Party such information and reports regarding the Rights to Payment as Secured Party may request, and upon request of Secured Party make such demands and requests for information and reports as Debtor are entitled to make in respect of the Rights to Payment; and

(e) upon the occurrence and during the continuation of any Event of Default, establish such lockbox or similar arrangements for the payment of the Rights to Payment as Secured Party shall require.

7.13 *Inventory.* Debtor shall:

(a) at such times as Secured Party shall request, prepare and deliver to Secured Party periodic reports pertaining to the Inventory, in form and substance satisfactory to Secured Party;

(b) upon the request of Secured Party, take a physical listing of the Inventory and promptly deliver a copy of such physical listing to Secured Party;

(c) not store any Inventory with a bailee, warehouseman or similar Person or on premises leased to Debtor without obtaining for Secured Party such Collateral Access Agreements as Secured Party shall require; and

(d) not dispose of any Inventory on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment or similar basis, nor acquire any Inventory from any Person on any such basis, without in each case giving Secured Party prior written notice thereof.

7.14 *Equipment.* Debtor shall, upon Secured Party's request, deliver to Secured Party a report of each item of Equipment, in form and substance satisfactory to Secured Party.

7.15 *Intellectual Property Collateral.* :

(a) Upon request of Secured Party, in order to facilitate filings with the United States Patent and Trademark Office and the United States Copyright Office, Debtor shall execute and deliver to Secured Party one or more Copyright Security Agreements, Trademark Security Agreements, or Patent Security Agreements to further evidence Secured Party's Lien on Debtor's Patents, Trademarks, or Copyrights, and the General Intangibles of Debtor relating thereto or represented thereby;

(b) Debtor shall have the duty, to the extent necessary or economically desirable in the operation of Debtor's business, but only to the extent that Debtor is then in the financial position to do so, (A) to promptly sue for infringement, misappropriation, or dilution and to recover any and all damages for such infringement, misappropriation, or dilution, (B) to prosecute diligently any trademark application or service mark application that is part of the Trademarks pending as of the date hereof or hereafter until the termination of this Security Agreement, (C) to prosecute diligently any patent application that is part of the Patents pending as of the date hereof or hereafter until the termination of this Security Agreement, and (D) to take all reasonable and necessary action to preserve and maintain all of Debtor's Trademarks, Patents, Copyrights, Intellectual Property Licenses, and its rights therein, including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings. Debtor shall promptly file an application with the United States Copyright Office for any Copyright that has not been registered with the United States Copyright Office if such Copyright is necessary in connection with the operation of

Debtor's business, but only to the extent that Debtor is then in the financial position to do so. Any expenses incurred in connection with the foregoing shall be borne by Debtor. Debtor further agrees not to abandon any Trademark, Patent, Copyright, or Intellectual Property License that is necessary or economically desirable in the operation of Debtor's business. In the event that Debtor determines not to take an action otherwise required under this Section 7.15(b) due to Debtor not being in the financial position to take such action, Debtor shall give Secured Party prompt written notice and permit Secured Party to take such action on Debtor's behalf, as Debtor's attorney-in-fact pursuant to the power granted under Section 4.1.

(c) Debtor acknowledges and agrees that Secured Party shall have no duties with respect to the Trademarks, Patents, Copyrights, or Intellectual Property Licenses. Without limiting the generality of this Section 7.15, Debtor acknowledges and agrees that Secured Party shall be under any obligation to take any steps necessary to preserve rights in the Trademarks, Patents, Copyrights, or Intellectual Property Licenses against any other Person, but Secured Party may do so at its option from and after the occurrence and during the continuance of an Event of Default, and all expenses incurred in connection therewith (including reasonable fees and expenses of attorneys and other professionals) shall be for the sole account of Debtor and shall constitute Expenses;

(d) In no event shall Debtor, either itself or through any agent, employee, licensee, or designee, file an application for the registration of any Copyright with the United States Copyright Office without giving Secured Party prior written notice thereof or any Patent or Trademark with the United States Patent and Trademark Office without giving Secured Party written notice thereof promptly thereafter. Promptly upon any such filing, Debtor shall comply with Section 7.15(a) hereof.

7.16 *Investment Property.*

(a) If Debtor shall receive or become entitled to receive any Pledged Interests after the Closing Date, it shall promptly (and in any event within 5 Business Days of receipt thereof) deliver to Secured Party a duly executed Pledged Interests Addendum identifying such Pledged Interests;

(b) All sums of money and property paid or distributed in respect of the Investment Property which are received by Debtor shall be held by the Debtor in trust for the benefit of Secured Party segregated from Debtor's other property, and Debtor shall deliver it forthwith to Secured Party in the exact form received;

(c) Debtor shall promptly deliver to Secured Party a copy of each material notice or other material written communication received by it in respect of any Pledged Interests;

(d) Debtor shall not make or consent to any amendment or other modification or waiver with respect to any Pledged Interests, Pledged Operating Agreement, or Pledged Partnership Agreement, or enter into any agreement or permit to exist any restriction with respect to any Pledged Interests other than as permitted by the Loan Documents;

(e) Debtor agrees that it shall cooperate with Secured Party in obtaining all necessary approvals and making all necessary filings under federal, state, local, or foreign law in connection with Secured Party's Lien on the Investment Property or any sale or transfer thereof; and

(f) As to all limited liability company or partnership interests, issued under any Pledged Operating Agreement or Pledged Partnership Agreement, Debtor hereby represents, warrants and covenants that the Pledged Interests issued pursuant to any such agreement (A) are not and shall not be dealt in or traded on securities exchanges or in securities markets, (B) do not and will not constitute investment company securities, and (C) are not and will not be held by Debtor in a securities account. In addition, none of the Pledged Operating Agreements, the Pledged Partnership Agreements, or any other agreements governing any of the Pledged Interests issued under any Pledged Operating Agreement or Pledged Partnership Agreement, provide or shall provide that such Pledged Interests are securities governed by Article 8 of the Uniform Commercial Code as in effect in any relevant jurisdiction.

7.17 *Pledged Notes.*

(a) Debtor shall not waive or release any obligation of any party to the Pledged Notes without the prior consent of Secured Party.

(b) Debtor shall not take or omit to take any action or suffer or permit any action to be omitted or taken, the taking or omission of which would result in any right of offset against sums payable under the Pledged Notes.

(c) Debtor shall give Secured Party copies of all notices (including notices of default) given or received with respect to the Pledged Notes promptly after giving or receiving such notice.

(d) Without Secured Party's prior written consent, Debtor shall not, and shall not agree to, assign or surrender their rights and interests under the Pledged Notes nor terminate, cancel, modify, change, supplement or amend the Pledged Notes and Debtor hereby expressly releases, relinquishes and surrenders to Secured Party all of its right, power and authority to terminate, cancel, modify, change, supplement or amend the Pledged Notes.

7.18 *Other Actions as to Any and All Collateral*. Debtor shall promptly (and in any event within 2 Business Days of acquiring or obtaining such Collateral) notify Secured Party in writing upon (i) acquiring or otherwise obtaining any Collateral after the date hereof consisting of Trademarks, Patents, Copyrights, Intellectual Property Licenses, Investment Property, Chattel Paper (electronic, tangible or otherwise), documents (as defined in Article 9 of the Code), promissory notes (as defined in the Code, or instruments (as defined in the Code) or (ii) any amount payable under or in connection with any of the Collateral being or becoming evidenced after the date hereof by any Chattel Paper, documents, promissory notes, or instruments and, in each such case upon the request of Secured Party, promptly execute such other documents, or if applicable, deliver such Chattel Paper, other documents or certificates evidencing any Investment Property and do such other acts or things deemed necessary or desirable by Secured Party to protect Secured Party's security interest therein.

7.19 *Insurance*.

(a) Maintain, at Debtor's expense, insurance respecting its Assets wherever located, covering loss or damage by fire, theft, explosion, and all other hazards and risks as ordinarily are insured against by other Persons engaged in the same or similar businesses. Debtor shall also maintain each insurance policy in effect as of the date of this Security Agreement (including those which Debtor is paying late or obligated by law or written agreement to maintain) and any insurance required to be obtained or maintained under any contracts of agreements entered into after the date of this Security Agreement. Debtor also shall maintain business interruption, public liability, and product liability insurance, as well as insurance against larceny, embezzlement, and criminal misappropriation. All such policies of insurance shall be in such amounts and with such insurance companies as are reasonably satisfactory to Secured Party. Debtor shall deliver copies of all such policies to Secured Party with a satisfactory lender's loss payable endorsement naming Secured Party as sole loss payee, and shall contain a waiver of warranties. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days' prior written notice to Secured Party in the event of cancellation of the policy for any reason whatsoever, and the insurer's agreement that any loss payable thereunder shall be payable notwithstanding any act or negligence of Debtor or Secured Party which might, absent such agreement, result in a forfeiture of all or a part of such insurance payment.

(b) Original policies or certificates thereof satisfactory to Secured Party evidencing such insurance shall be delivered to Secured Party at least 30 days prior to the expiration of the existing or preceding policies. Debtor shall give Secured Party prompt notice of any loss covered by such insurance. Upon the occurrence and during the continuation of an Event of Default, Secured Party shall have the exclusive right to adjust any losses payable under any such insurance policies, without any liability to Debtor whatsoever in respect of such adjustments. Upon the occurrence and during the continuation of an Event of Default, any monies received as payment for any loss under any insurance policy mentioned above (other than liability insurance policies) or as payment of any award or compensation for condemnation or taking by eminent domain, shall be paid over to Secured Party to be applied at the option of Secured Party either to the prepayment of the Secured Obligations or shall be disbursed to Debtor under staged payment terms reasonably satisfactory to Secured Party for application to the cost of repairs, replacements, or restorations. Any such repairs, replacements, or restorations

shall be effected with reasonable promptness and shall be of a value at least equal to the value of the items or property destroyed prior to such damage or destruction. On each anniversary of the date hereof, Debtor shall deliver to Secured Party copies of certificates describing all insurance of Debtor then in effect.

(c) Debtor shall give Secured Party written notice of additional policies of insurance that may be advisable for Debtor to obtain but which Debtor does not have the funds necessary to obtain such insurance.

7.20 *Contracts Personally Guaranteed by Officers of Debtor*. Debtor shall not increase Debtor's liability under any existing trade payable contracts personally guaranteed by any of the officers of Debtor. Debtor shall make good faith efforts to terminate such contracts (other than the lease for Debtor's premises at 11400 West Olympic Boulevard).

8. *Collection of Rights to Payment*. Secured Party shall have the right at any time following an Event of Default (i) to notify the Account Debtor to make payments directly to Secured Party or a lockbox account as set forth in clause (iii) of this Section 8, (ii) to enforce Debtor's rights against the Account Debtor, and (iii) to require that all payments made by Account Debtor be deposited directly into a lockbox account as Secured Party may specify, pursuant to a lockbox agreement in form and substance satisfactory to Secured Party, with a lockbox servicing agent acceptable to Secured Party.

9. *Disposition of Pledged Interests by Secured Party*. None of the Pledged Interests existing as of the date of this Security Agreement are, and none of the Pledged Interests hereafter acquired on the date of acquisition thereof will be, registered or qualified under the various federal or state securities laws of the United States and disposition thereof after an Event of Default may be restricted to one or more private (instead of public) sales in view of the lack of such registration. Debtor understands that in connection with such disposition, Secured Party may approach only a restricted number of potential purchasers and further understands that a sale under such circumstances may yield a lower price for the Pledged Interests than if the Pledged Interests were registered and qualified pursuant to federal and state securities laws and sold on the open market. Debtor, therefore, agrees that: (a) if Secured Party shall, pursuant to the terms of this Security Agreement, sell or cause the Pledged Interests or any portion thereof to be sold at a private sale, Secured Party shall have the right to rely upon the advice and opinion of any nationally recognized brokerage or investment firm (but shall not be obligated to seek such advice and the failure to do so shall not be considered in determining the commercial reasonableness of such action) as to the best manner in which to offer the Pledged Interest for sale and as to the best price reasonably obtainable at the private sale thereof; and (b) such reliance shall be conclusive evidence that Secured Party has handled the disposition in a commercially reasonable manner.

10. *Voting Rights*.

(a) Upon the occurrence and during the continuation of an Event of Default, (i) Secured Party may, at its option, and with 2 Business Days prior notice (unless such Event of Default is an Event of Default specified in Section 11(f) or (g) hereof, in which case no such notice need be given) to Debtor, and in addition to all rights and remedies available to

Secured Party under any other agreement, at law, in equity, or otherwise, exercise all voting rights, and all other ownership or consensual rights in respect of the Pledged Interests owned by Debtor, but under no circumstances is Secured Party obligated by the terms of this Security Agreement to exercise such rights, and (ii) if Secured Party duly exercises its right to vote any of such Pledged Interests, Debtor hereby appoints Secured Party, Debtor's true and lawful attorney-in-fact and irrevocable proxy to vote such Pledged Interests in any manner Secured Party deems advisable for or against all matters submitted or which may be submitted to a vote of shareholders, partners or members, as the case may be. The power-of-attorney granted hereby is coupled with an interest and shall be irrevocable until the Secured Obligations have been paid in cash, in full, the obligations of Secured Party under the Loan Documents have been irrevocably terminated, and this Security Agreement is terminated.

(b) For so long as Debtor shall have the right to vote the Pledged Interests owned by it, Debtor covenants and agrees that it will not, without the prior written consent of Secured Party, vote or take any consensual action with respect to such Pledged Interests which would reasonably be expected to materially and adversely affect the rights of Secured Party or which could have the effect of materially impairing the value of the Pledged Interests or that would reasonably be expected to materially and adversely affect the rights and remedies of Secured Party hereunder, any other Loan Document or any other instrument or agreement referred to therein.

11. *Events of Default*. The occurrence of any of the following events or occurrences shall constitute an event of default ("*Event of Default*") hereunder.

(a) Debtor fails to pay when due any Secured Obligation;

(b) Debtor fails to observe or perform any covenant or agreement set forth in this Security Agreement or the Loan Documents (other than those covenants and agreements described in Section 11(a), and, unless such failure is not capable of cure, such failure continues for fifteen (15) days after the earlier to occur of (i) Debtor obtaining knowledge of such failure or (ii) Secured Party's dispatch of notice to Debtor of such failure;

(c) Any representation, warranty or certification made by Debtor or any officer or employee of Debtor in this Security Agreement or any Loan Document, in any certificate, financial statement or other document delivered pursuant to this Security Agreement or any Loan Document proves to have been misleading or untrue in any material respect when made or if any such representation, warranty or certification is withdrawn;

(d) Debtor fails to pay when due any payment in respect of its debt (other than debt owing to Secured Party);

(e) Any event or condition occurs that: (i) results in the acceleration of the maturity of any of Debtor's debt; or (ii) permits (or, with the giving of notice or lapse of time or both, would permit) the holder or holders of such debt or any Person acting on behalf of such holder or holders to accelerate the maturity thereof;

(f) Debtor commences a voluntary Insolvency Proceeding seeking liquidation, reorganization or other relief with respect to itself or its debt or seeking the

appointment of a trustee, receiver, liquidator, custodian or other similar official over it or any substantial part of its property, or consents to any such relief or to the appointment of or taking possession by any such official in an involuntary Insolvency Proceeding or fails generally to pay its debt as it becomes due, or takes any action to authorize any of the foregoing;

(g) An involuntary Insolvency Proceeding is commenced against Debtor seeking liquidation, reorganization or other relief with respect to it or its debt or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property and any of the following events occur: (i) the petition commencing the Insolvency Proceeding is not timely controverted; (ii) the petition commencing the Insolvency Proceeding is not dismissed within sixty (60) calendar days of the date of the filing thereof; (iii) an interim trustee is appointed to take possession of all or a substantial portion of the Assets of, or to operate all or any substantial portion of the business of, Debtor; or (iv) an order for relief shall have been issued or entered therein;

(h) Debtor suffers (i) one or more judgments in the aggregate over applicable insurance coverage or (ii) one or more writs, warrant of attachment, or similar process;

(i) A judgment creditor obtains possession of any of the Assets of Debtor by any means, including levy, distraint, replevin, or self-help, or any order, judgment or decree is entered decreeing the dissolution of Debtor;

(j) Debtor is enjoined, restrained or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

(k) A notice of lien, levy or assessment is filed of record with respect to any or all of Debtor's Assets by any Governmental Authority, or any taxes or debts owing at any time hereafter to any Governmental Authority becomes a Lien, whether inchoate or otherwise, other than a Permitted Lien, upon any or all of Debtor's Assets and the same is not paid on the payment date thereof;

(l) Any Change of Control occurs;

(m) Any of the Loan Documents fails to be in full force and effect for any reason, or Secured Party fails to have a perfected, first priority Lien in and upon all of the collateral assigned or pledged to Secured Party thereunder, or a breach, default or an event of default occurs under any Loan Document; or

(n) Any other Material Adverse Effect occurs.

Notwithstanding the foregoing, Events of Default shall not include any event or circumstance within the scope of this Section 11 that occurred prior to the date hereof, or existing on the date hereof, and described on ***Schedule 3*** hereof (each, an "*Excluded Event of Default*"); *provided* that if any Excluded Event of Default shall, after the date hereof, become the subject of a settlement agreement between Debtor and a third Person, any breach of such settlement agreement by Debtor shall be an Event of Default.

12. *Rights and Remedies.*

12.1 During the continuance of an Event of Default, Secured Party, without notice or demand, may do any one or more of the following, all of which are authorized by Debtor:

(a) Settle or adjust disputes and claims directly with Account Debtor for amounts and upon terms which Secured Party considers advisable, and in such cases, Secured Party will credit the Secured Obligations with only the net amounts received by Secured Party in payment of such disputed Accounts after deducting all Expenses incurred or expended in connection therewith;

(b) Cause Debtor to hold all returned Inventory in trust for Secured Party, segregate all returned Inventory from all other property of Debtor or in Debtor's possession and conspicuously label said returned Inventory as the property of Secured Party;

(c) Without notice to or demand upon Debtor or any guarantor, make such payments and do such acts as Secured Party considers necessary or reasonable to protect its security interests in the Collateral. Debtor agree to assemble the Collateral if Secured Party so requires, and to make the Collateral available to Secured Party as Secured Party may designate. Debtor authorize Secured Party to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or Lien that in Secured Party's determination appears to conflict with its security interests and to pay all expenses incurred in connection therewith. With respect to any of Debtor's owned or leased premises, Debtor hereby grants Secured Party a license to enter into possession of such premises and to occupy the same, without charge, for up to 120 days in order to exercise any of Secured Party's rights or remedies provided herein, at law, in equity, or otherwise;

(d) Without notice to Debtor (such notice being expressly waived), and without constituting a retention of any collateral in satisfaction of an obligation), set off and apply to the Secured Obligations any and all (i) balances and Deposit Accounts of Debtor held by Secured Party, or (ii) indebtedness at any time owing to or for the credit or the account of Debtor held by Secured Party;

(e) Hold, as cash collateral, any and all balances and Deposit Accounts of Debtor held by Secured Party, to secure the full and final repayment of all of the Secured Obligations;

(f) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Secured Party is hereby granted a license or other right to use, without charge, Debtor's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, URLs, domain names and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and Debtor's rights under all licenses and all franchise agreements shall inure to Secured Party's benefit;

(g) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Debtor's premises) as Secured Party determines is commercially reasonable. Secured Party shall have no obligation to clean-up or otherwise prepare the Collateral for sale. It is not necessary that the Collateral be present at any such sale;

(h) Secured Party shall give notice of the disposition of the Collateral as follows:

(i) Secured Party shall give Debtor and each holder of a security interest in the Collateral who has filed with Secured Party a written request for notice, a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Collateral, then the time on or after which the private sale or other disposition is to be made;

(ii) The notice shall be personally delivered or mailed, postage prepaid, to Debtor as provided in Section 14 hereof, at least ten (10) days before the date fixed for the sale, or at least ten (10) days before the date on or after which the private sale or other disposition is to be made; no notice needs to be given prior to the disposition of any portion of the Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market. Notice to Persons other than Debtor claiming an interest in the Collateral shall be sent to such addresses as they have furnished to Secured Party;

(iii) If the sale is to be a public sale, Secured Party also shall give notice of the time and place by publishing a notice one time at least ten (10) days before the date of the sale in a newspaper of general circulation in the county in which the sale is to be held;

(i) Secured Party may credit bid and purchase at any public sale;

(j) The proceeds of any sale or other disposition of Collateral authorized by this Security Agreement shall be applied by Secured Party first upon all Expenses, the balance of the proceeds of the sale or other disposition shall be applied in the payment of the Secured Obligations, first to interest, then to principal, then to remaining Secured Obligations and the surplus, if any, shall be paid over to Debtor, without interest, or to such other person(s) as may be entitled to it under applicable law. Debtor shall remain liable for any deficiency, which it shall pay to Secured Party immediately upon demand. Debtor agree that Secured Party shall be under no obligation to accept any noncash proceeds in connection with any sale or disposition of Collateral unless failure to do so would be commercially unreasonable. If Secured Party agrees in its sole discretion to accept noncash proceeds (unless the failure to do so would be commercially unreasonable), Secured Party may ascribe any commercially reasonable value to such proceeds. Without limiting the foregoing, Secured Party may apply any discount factor in determining the present value of proceeds to be received in the future or may elect to apply proceeds to be received in the future only as and when such proceeds are actually received in cash by Secured Party; and

(k) The following shall be the basis for any finder of fact's determination of the value of any Collateral which is the subject matter of a disposition giving rise to a calculation of any surplus or deficiency under Section 9615(f) of the Code: (i) the Collateral which is the subject matter of the disposition shall be valued in an "as is" condition as of the date of the disposition, without any assumption or expectation that such Collateral will be repaired or improved in any manner; (ii) the valuation shall be based upon an assumption that the transferee of such Collateral desires a resale of the Collateral for cash promptly (but no later than 30 days) following the disposition; (iii) all reasonable closing costs customarily borne by the seller in commercial sales transactions relating to property similar to such Collateral shall be deducted including, without limitation, brokerage commissions, tax prorations, attorney's fees, whether in-house or outside counsel is used, and marketing costs; (iv) the value of the Collateral which is the subject matter of the disposition shall be further discounted to account for any estimated holding costs associated with maintaining such Collateral pending sale (to the extent not accounted for in (iii) above), and other maintenance, operational and ownership expenses; and (v) any expert opinion testimony given or considered in connection with a determination of the value of such Collateral must be given by persons having at least 5 years experience in appraising property similar to the Collateral and who have conducted and prepared a complete written appraisal of such Collateral taking into consideration the factors set forth above. The "value" of any such Collateral shall be a factor in determining the amount of proceeds which would have been realized in a disposition to a transferee other than a secured party, a person related to a secured party or a secondary obligor under Section 9615(f) of the Uniform Commercial Code.

12.2 Secured Party shall have no obligation to attempt to satisfy the Secured Obligations by collecting them from any third Person which may be liable for them or any portion thereof, and Secured Party may release, modify or waive any collateral provided by any other Person as security for the Secured Obligations or any portion thereof, all without affecting Secured Party's rights against Debtor. Debtor waives any right it may have to require Secured Party to pursue any third Person for any of the Secured Obligations.

12.3 Secured Party may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral, and Secured Party's compliance therewith will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

12.4 Secured Party may sell the Collateral without giving any warranties as to the Collateral. Secured Party may specifically disclaim any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

12.5 If Secured Party sells any of the Collateral upon credit, Debtor will be credited only with payments actually made by the purchaser, received by Secured Party and applied to the indebtedness of the purchaser. In the event that the purchaser fails to pay for the Collateral, Secured Party my resell the Collateral and Debtor will be credited with the proceeds of such sale.

12.6 Secured Party shall be under no obligation to marshal any assets in favor of Debtor, or against or in payment of the Secured Obligations or any other obligation owned to Secured Party by Debtor or any other Person.

12.7 Upon the exercise by Secured Party of any power, right, privilege, or remedy pursuant to this Security Agreement which requires any consent, approval, registration, qualification, or authorization of any Governmental Authority, Debtor agrees to execute and deliver, or will cause the execution and delivery of, all applications, certificates, instruments, assignments, and other documents and papers that Secured Party or any purchaser of the Collateral may be required to obtain for such governmental consent, approval, registration, qualification, or authorization.

12.8 Debtor hereby irrevocably agrees that Secured Party, has the right under this Security Agreement, upon the occurrence of an Event of Default, to seek the appointment of a receiver, trustee or similar official over Debtor to effect the transactions contemplated by this Security Agreement, and that Secured Party is entitled to seek such relief. Debtor hereby irrevocably agrees not to object to such appointment on any grounds.

12.9 The rights and remedies of Secured Party under this Security Agreement, the Loan Documents, and all other agreements contemplated hereby and thereby shall be cumulative. Secured Party shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Secured Party of any one right or remedy shall be deemed an election of remedies, and no waiver by Secured Party of any default on Debtor's part shall be deemed a continuing waiver of any further defaults. No delay by Secured Party shall constitute a waiver, election or acquiescence with respect to any right or remedy.

13. *Secured Party Not Liable*. So long as Secured Party complies with the obligations, if any, imposed by the Code, Secured Party shall not otherwise be liable or responsible in any way or manner for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion or from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person whomsoever. Debtor bears the risk of loss or damage of the Collateral.

14. *Notices*. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given to such party at its address or facsimile number set forth on the signature pages hereof or such other address or facsimile number as such party may hereafter specify by notice to the other party in accordance with this Section 14. Each such notice, request or other communication shall be effective (a) if delivered in person, when delivered, (b) if delivered by facsimile transmission, on the date of transmission if transmitted on a Business Day before 4:00 p.m. Los Angeles, California time, otherwise on the next Business Day, (c) if delivered electronically, upon receipt thereof by the recipient; (d) if delivered by overnight courier, one (1) Business Day after delivery to the courier properly addressed and (e) if mailed, upon the third (3rd) Business Day after the date deposited into the U.S. Mail, certified or registered; *provided* that actual notice, however and from whomever given or received, shall always be effective on receipt; *provided further* that

notices sent by Secured Party in connection with Secured Party's exercise of its enforcement rights against any of its Collateral shall be deemed given when deposited in the mail or personally delivered, or, where permitted by law, transmitted by facsimile.

15. *General Provisions.*

(a) *Patent, Trademark, Copyright Security Agreements.* The provisions of the Copyright Security Agreements, Trademark Security Agreements, and Patent Security Agreements are supplemental to the provisions of this Security Agreement, and nothing contained in the Copyright Security Agreements, Trademark Security Agreements, or the Patent Security Agreements shall limit any of the rights or remedies of Secured Party hereunder.

(b) *Expenses.* Debtor shall pay all Expenses on demand.

(c) *Successors and Assigns.* This Security Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of Debtor and Secured Party; *provided, however*, that Debtor may not assign this Security Agreement nor delegate any of their duties hereunder without Secured Party's prior written consent and any prohibited assignment or delegation shall be absolutely void. No consent by Secured Party to an assignment by Debtor shall release Debtor from the Secured Obligations. Secured Party reserves its right to sell, assign, transfer, negotiate, or grant participations in all or any part of, or any interest in, the rights and benefits hereunder. In connection therewith, Secured Party may disclose all documents and information which Secured Party now or hereafter may have relating to Debtor, Debtor's business, or the Collateral to any such prospective or actual transferee.

(d) *Exhibits and Schedules.* All of the exhibits and schedules attached hereto shall be deemed incorporated by reference.

(e) *No Presumption Against Any Party.* Neither this Security Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Secured Party or Debtor, whether under any rule of construction or otherwise. On the contrary, this Security Agreement has been reviewed by each of the parties and their counsel and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

(f) *Amendments and Waivers.* Any provision of this Security Agreement or any of the Loan Documents to which Debtor is a party may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the party asserted to be bound thereby, and then such amendment or waiver shall be effective only in the specific instance and specific purpose for which given.

(g) *Counterparts; Integration; Effectiveness.* This Security Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Security Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. This Security Agreement shall become effective when executed by each of the parties hereto and delivered to Secured Party.

(h) *Severability*. The provisions of this Security Agreement are severable. The invalidity, in whole or in part, of any provision of this Security Agreement shall not affect the validity or enforceability of any other of its provisions. If one or more provisions hereof shall be declared invalid or unenforceable, the remaining provisions shall remain in full force and effect and shall be construed in the broadest possible manner to effectuate the purposes hereof.

16. *CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.*

(a) THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD FOR PRINCIPLES OF CONFLICTS OF LAWS.

(b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF ORANGE, STATE OF CALIFORNIA, *PROVIDED, HOWEVER*, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT SECURED PARTY'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SECURED PARTY ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. DEBTOR AND SECURED PARTY WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF *FORUM NON CONVENIENS* OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS *SECTION*.

(c) DEBTOR AND SECURED PARTY HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. DEBTOR AND SECURED PARTY REPRESENT THAT IT HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

17. *Reference Provision*. In the event the Jury Trial Waiver set forth above is not enforceable, the parties elect to proceed under this Judicial Reference Provision.

(a) With the exception of the items specified in clause (c), below, any controversy, dispute or claim (each, a "*Claim*") between the parties arising out of or relating to this Security Agreement or any other Loan Document will be resolved by a reference proceeding in California in accordance with the provisions of Sections 638 et seq. of the California Code of Civil Procedure ("*CCP*"), or their successor sections, which shall constitute the exclusive remedy for the resolution of any Claim, including whether the Claim is subject to the reference proceeding. Except as otherwise provided in the Loan Documents, venue for the reference proceeding will be in the state or federal court in the county or district where the real property involved in the action, if any, is located or in the state or federal court in the county or district where venue is otherwise appropriate under applicable law (the "*Court*").

(b) The matters that shall not be subject to a reference are the following: (i) nonjudicial foreclosure of any security interests in real or personal property, (ii) exercise of self-help remedies (including, without limitation, set-off), (iii) appointment of a receiver and (iv) temporary, provisional or ancillary remedies (including, without limitation, writs of attachment, writs of possession, temporary restraining orders or preliminary injunctions). This reference provision does not limit the right of any party to exercise or oppose any of the rights and remedies described in clauses (i) and (ii) or to seek or oppose from a court of competent jurisdiction any of the items described in clauses (iii) and (iv). The exercise of, or opposition to, any of those items does not waive the right of any party to a reference pursuant to this reference provision as provided herein.

(c) The referee shall be a retired judge or justice selected by mutual written agreement of the parties. If the parties do not agree within ten (10) days of a written request to do so by any party, then, upon request of any party, the referee shall be selected by the Presiding Judge of the Court (or his or her representative). A request for appointment of a referee may be heard on an ex parte or expedited basis, and the parties agree that irreparable harm would result if ex parte relief is not granted. Pursuant to CCP § 170.6, each party shall have one peremptory challenge to the referee selected by the Presiding Judge of the Court (or his or her representative).

(d) The parties agree that time is of the essence in conducting the reference proceedings. Accordingly, the referee shall be requested, subject to change in the time periods specified herein for good cause shown, to (i) set the matter for a status and trial-setting conference within fifteen (15) days after the date of selection of the referee, (ii) if practicable, try all issues of law or fact within one hundred twenty (120) days after the date of the conference and (iii) report a statement of decision within twenty (20) days after the matter has been submitted for decision.

(e) The referee will have power to expand or limit the amount and duration of discovery. The referee may set or extend discovery deadlines or cutoffs for good cause, including a party's failure to provide requested discovery for any reason whatsoever. Unless otherwise ordered based upon good cause shown, no party shall be entitled to "*priority*" in conducting discovery, depositions may be taken by either party upon seven (7) days written notice, and all other discovery shall be responded to within fifteen (15) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding.

(f) Except as expressly set forth herein, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter, except that when any party so requests, a court reporter will be used at any hearing conducted before the referee, and the referee will be provided a courtesy copy of the transcript. The party making such a request shall have the obligation to arrange for and pay the court reporter. Subject to the referee's power to award costs to the prevailing party, the parties will equally share the cost of the referee and the court reporter at trial.

(g) The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, enter equitable orders that will be binding on the parties and rule on any motion which would be authorized in a court proceeding, including without limitation motions for summary judgment or summary adjudication. The referee shall issue a decision at the close of the reference proceeding which disposes of all claims of the parties that are the subject of the reference. Pursuant to CCP § 644, such decision shall be entered by the Court as a judgment or an order in the same manner as if the action had been tried by the Court and any such decision will be final, binding and conclusive. The parties reserve the right to appeal from the final judgment or order or from any appealable decision or order entered by the referee. The parties reserve the right to findings of fact, conclusions of laws, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

(h) If the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by reference procedure will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge or justice, in accordance with the California Arbitration Act §1280 through §1294.2 of the CCP as amended from time to time. The limitations with respect to discovery set forth above shall apply to any such arbitration proceeding.

(i) THE PARTIES RECOGNIZE AND AGREE THAT ALL CONTROVERSIES, DISPUTES AND CLAIMS RESOLVED UNDER THIS REFERENCE PROVISION WILL BE DECIDED BY A REFEREE AND NOT BY A JURY. AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS, HIS OR HER OWN CHOICE, EACH PARTY KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, AGREES THAT THIS REFERENCE PROVISION WILL APPLY TO ANY CONTROVERSY, DISPUTE OR CLAIM BETWEEN OR AMONG THEM ARISING OUT OF OR IN ANY WAY RELATED TO, THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.

* * *

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IN WITNESS WHEREOF, the parties have executed this Security Agreement as of the date first set forth above.

Debtor:

PLATINUM STUDIOS, INC.,
a California corporation

By: ______________________
Name: BRIAN ALTOUNIAN
Title: PRESIDENT & COO

Address for Notices:

Platinum Studios, Inc.
11400 West Olympic Boulevard, 14th Floor
Los Angeles, CA 90025
Facsimile: 310.887.3943
Attention: President

Secured Party:

____
SCOTT ROSENBERG

Address for Notices:

Scott Rosenberg
c/o Platinum Studios, Inc.
11400 West Olympic Boulevard, 14th Floor
Los Angeles, CA 90025
Facsimile: 818.279.6100

IN WITNESS WHEREOF, the parties have executed this Security Agreement as of the date first set forth above.

Debtor:

PLATINUM STUDIOS, INC.,
a California corporation

By: ______________________________

Name: ______________________________

Title: ______________________________

Address for Notices:

Platinum Studios, Inc.
11400 West Olympic Boulevard, 14th Floor
Los Angeles, CA 90025
Facsimile: 310.887.3943
Attention: President

Secured Party:

____
SCOTT ROSENBERG

Address for Notices:

Scott Rosenberg
c/o Platinum Studios, Inc.
11400 West Olympic Boulevard, 14th Floor
Los Angeles, CA 90025
Facsimile: 818.279.6100

5-6-09

SCHEDULE 1

Section 6.1	Legal Name, State of Organization, FEIN and Charter Identification Number
Section 6.1	Location of Chief Executive Office and Collateral
Section 6.2	Locations of Debtor's Books
Section 6.3	Trade Names or Trade Styles
Section 6.4	Permitted Liens
Section 6.9	Copyrights
Section 6.9	Intellectual Property Licenses
Section 6.9	Patents
Section 6.9	Trademarks
Section 6.11	Deposit Accounts
Section 6.12	Investment Property
Section 6.13	Commercial Tort Claims

SCHEDULE 2
PLEDGED COMPANIES

Name of Pledgor	Name of Pledged Company	Number of Shares /Units	Class of Interests	Percentage of Class Owned	Certificate Nos.
Debtor	WOWIO, LLC				

SCHEDULE 3
EXCLUDED EVENTS OF DEFAULT

EXHIBIT A

COPYRIGHT SECURITY AGREEMENT

This COPYRIGHT SECURITY AGREEMENT (this "Copyright Security Agreement") is made this ___ day of __________, 20__, between PLATINUM STUDIOS, INC., a California corporation ("Debtor"), and SCOTT ROSENBERG, an individual ("Secured Party").

W I T N E S S E T H:

WHEREAS, Secured Party has made financial accommodations available to Debtor and may in the future make additional financial accommodations to Debtor; and

WHEREAS, in order to secure the financial accommodations described above, Debtor has executed and delivered to Secured Party that certain Security Agreement dated as of May 6, 2009 (including all annexes, exhibits or schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the "Security Agreement");

WHEREAS, pursuant to the Security Agreement, Debtor is required to execute and deliver to Secured Party this Copyright Security Agreement;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Debtor hereby agrees as follows:

1. DEFINED TERMS. All capitalized terms used but not otherwise defined herein have the meanings given to them in the Security Agreement.

2. GRANT OF SECURITY INTEREST IN COPYRIGHT COLLATERAL. Debtor hereby grants to Secured Party a continuing first priority security interest in all of Debtor's right, title and interest in, to and under the following, whether presently existing or hereafter created or acquired (collectively, the "Copyright Collateral"):

(a) all of Debtor's Copyrights and Copyright Intellectual Property Licenses to which it is a party including those referred to on Schedule I hereto;

(b) all reissues, continuations or extensions of the foregoing; and

(c) all products and proceeds of the foregoing, including any claim by Debtor against third parties for past, present or future infringement or dilution of any Copyright or any Copyright licensed under any Intellectual Property License.

3. SECURITY FOR OBLIGATIONS. This Copyright Security Agreement and the Security Interest created hereby secures the payment and performance of all the Secured Obligations, whether now existing or arising hereafter. Without limiting the generality of the foregoing, this Copyright Security Agreement secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by Debtor to Secured Party

whether or not they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving Debtor.

4. SECURITY AGREEMENT. The security interests granted pursuant to this Copyright Security Agreement are granted in conjunction with the security interests granted to Secured Party pursuant to the Security Agreement. Debtor hereby acknowledges and affirms that the rights and remedies of Secured Party with respect to the security interest in the Copyright Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

5. AUTHORIZATION TO SUPPLEMENT. Debtor shall give Secured Party prompt notice in writing of any additional United States copyright registrations or applications therefor after the date hereof. Debtor hereby authorizes Secured Party unilaterally to modify this Copyright Security Agreement by amending Schedule I to include any future United States registered copyrights or applications therefor of Debtor. Notwithstanding the foregoing, no failure to so modify this Copyright Security Agreement or amend Schedule I shall in any way affect, invalidate or detract from Secured Party's continuing security interest in all Collateral, whether or not listed on Schedule I.

6. COUNTERPARTS. This Copyright Security Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument. In proving this Copyright Security Agreement or any other Loan Document in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Any signatures delivered by a party by facsimile transmission or by e-mail transmission shall be deemed an original signature hereto.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Debtor has caused this Copyright Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

PLATINUM STUDIOS, INC.,
a California corporation

By: ______________________________

Name: ____________________________

Title: _____________________________

ACCEPTED AND ACKNOWLEDGED BY:

____
SCOTT ROSENBERG

SCHEDULE I
TO
COPYRIGHT SECURITY AGREEMENT

COPYRIGHT REGISTRATIONS

Debtor	Country	Copyright	Registration No.	Registration Date

Copyright Licenses

EXHIBIT B

PATENT SECURITY AGREEMENT

This PATENT SECURITY AGREEMENT (this "Patent Security Agreement") is made this ___ day of __________, 20__, by PLATINUM STUDIOS, INC., a California corporation ("Debtor"), and SCOTT ROSENBERG, an individual ("Secured Party").

W I T N E S S E T H:

WHEREAS, Secured Party has made financial accommodations available to Debtor and may in the future make additional financial accommodations to Debtor; and

WHEREAS, in order to secure the financial accommodations described above, Debtor has executed and delivered to Secured Party that certain Security Agreement dated as of May 6, 2009 (including all annexes, exhibits or schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the "Security Agreement");

WHEREAS, pursuant to the Security Agreement, Debtor is required to execute and deliver to Secured Party this Patent Security Agreement;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Debtor hereby agrees as follows:

1. DEFINED TERMS. All capitalized terms used but not otherwise defined herein have the meanings given to them in the Security Agreement.

2. GRANT OF SECURITY INTEREST IN PATENT COLLATERAL. Debtor hereby grants to Secured Party a continuing first priority security interest in all of Debtor's right, title and interest in, to and under the following, whether presently existing or hereafter created or acquired (collectively, the "Patent Collateral"):

(a) all of its Patents and Patent Intellectual Property Licenses to which it is a party including those referred to on Schedule I hereto;

(b) all reissues, continuations or extensions of the foregoing; and

(c) all products and proceeds of the foregoing, including any claim by Debtor against third parties for past, present or future infringement or dilution of any Patent or any Patent licensed under any Intellectual Property License.

3. SECURITY FOR OBLIGATIONS. This Patent Security Agreement and the security interest created hereby secures the payment and performance of all the Secured Obligations, whether now existing or arising hereafter. Without limiting the generality of the foregoing, this Patent Security Agreement secures the payment of all amounts which constitute

part of the Secured Obligations and would be owed by Debtor to Secured Party, whether or not they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving Debtor.

4. SECURITY AGREEMENT. The security interests granted pursuant to this Patent Security Agreement are granted in conjunction with the security interests granted to Secured Party pursuant to the Security Agreement. Debtor hereby acknowledges and affirms that the rights and remedies of Secured Party with respect to the security interest in the Patent Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

5. AUTHORIZATION TO SUPPLEMENT. If Debtor shall obtain rights to any new patentable inventions or become entitled to the benefit of any patent application or patent for any reissue, division, or continuation, of any patent, the provisions of this Patent Security Agreement shall automatically apply thereto. Debtor shall give prompt notice in writing to Secured Party with respect to any such new patent rights. Without limiting Debtor's obligations under this Section, Debtor hereby authorizes Secured Party unilaterally to modify this Patent Security Agreement by amending Schedule I to include any such new patent rights of Debtor. Notwithstanding the foregoing, no failure to so modify this Patent Security Agreement or amend Schedule I shall in any way affect, invalidate or detract from Secured Party's continuing security interest in all Collateral, whether or not listed on Schedule I.

6. COUNTERPARTS. This Patent Security Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument. In proving this Patent Security Agreement or any other Loan Document in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Any signatures delivered by a party by facsimile transmission or by e-mail transmission shall be deemed an original signature hereto.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Debtor has caused this Patent Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

PLATINUM STUDIOS, INC.,
a California corporation

By: ______________________________

Name: ____________________________

Title: _____________________________

ACCEPTED AND ACKNOWLEDGED BY:

____
SCOTT ROSENBERG

SCHEDULE I

TO

PATENT SECURITY AGREEMENT

PATENTS AND PATENT LICENSES

EXHIBIT C
PLEDGED INTERESTS ADDENDUM

This Pledged Interests Addendum, dated as of ________ ___, 20___, is delivered pursuant to Section 7.16(a) of the Security Agreement referred to below. The undersigned hereby agrees that this Pledged Interests Addendum may be attached to that certain Security Agreement, dated as of May 6, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the "Security Agreement"), made by the undersigned to Scott Rosenberg, an individual. Initially capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Security Agreement. The undersigned hereby agrees that the additional interests listed on this Pledged Interests Addendum as set forth below shall be and become part of the Pledged Interests pledged by the undersigned to Secured Party in the Security Agreement and any pledged company set forth on this Pledged Interests Addendum as set forth below shall be and become a "Pledged Company" under the Security Agreement, each with the same force and effect as if originally named therein.

The undersigned hereby certifies that the representations and warranties set forth in Section 6 of the Security Agreement of the undersigned are true and correct as to the Pledged Interests listed herein on and as of the date hereof (to the extent applicable).

PLATINUM STUDIOS, INC.
a California corporation

By: ______________________________
Name: ____________________________
Title: _____________________________

Name of Pledgor	Name of Pledged Company	Number of Shares/Units	Class of Interests	Percentage of Class Owned	Certificate Nos.

EXHIBIT D

TRADEMARK SECURITY AGREEMENT

This TRADEMARK SECURITY AGREEMENT (this "Trademark Security Agreement") is made this ___ day of __________, 20__, by PLATINUM STUDIOS, INC., a California corporation ("Debtor"), and SCOTT ROSENBERG, an individual ("Secured Party").

W I T N E S S E T H:

WHEREAS, Secured Party has made financial accommodations available to Debtor and may in the future make additional financial accommodations to Debtor; and

WHEREAS, in order to secure the financial accommodations described above, Debtor has executed and delivered to Secured Party that certain Security Agreement dated as of May 6, 2009 (including all annexes, exhibits or schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the "Security Agreement");

WHEREAS, pursuant to the Security Agreement, Debtor is required to execute and deliver to Secured Party this Trademark Security Agreement;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Debtor hereby agrees as follows:

1. DEFINED TERMS. All capitalized terms used but not otherwise defined herein have the meanings given to them in the Security Agreement.

2. GRANT OF SECURITY INTEREST IN TRADEMARK COLLATERAL. Debtor hereby grants to Secured Party a continuing first priority security interest in all of Debtor's right, title and interest in, to and under the following, whether presently existing or hereafter created or acquired (collectively, the "Trademark Collateral"):

(a) all of its Trademarks and Trademark Intellectual Property Licenses to which it is a party including those referred to on Schedule I hereto;

(b) all goodwill, trade secrets, proprietary or confidential information, technical information, procedures, formulae, quality control standards, designs, operating and training manuals, customer lists, and other General Intangibles with respect to the foregoing;

(c) all reissues, continuations or extensions of the foregoing;

(d) all goodwill of the business connected with the use of, and symbolized by, each Trademark and each Trademark Intellectual Property License; and

(e) all products and proceeds of the foregoing, including any claim by Debtor against third parties for past, present or future (i) infringement or dilution of any Trademark or

any Trademark licensed under any Intellectual Property License or (ii) injury to the goodwill associated with any Trademark or any Trademark licensed under any Intellectual Property License.

3. SECURITY FOR OBLIGATIONS. This Trademark Security Agreement and the security interest created hereby secures the payment and performance of all the Secured Obligations, whether now existing or arising hereafter. Without limiting the generality of the foregoing, this Trademark Security Agreement secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by Debtor to Secured Party whether or not they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving Debtor.

4. SECURITY AGREEMENT. The security interests granted pursuant to this Trademark Security Agreement are granted in conjunction with the security interests granted to Secured Party pursuant to the Security Agreement. Debtor hereby acknowledges and affirms that the rights and remedies of Secured Party with respect to the security interest in the Trademark Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

5. AUTHORIZATION TO SUPPLEMENT. If Debtor shall obtain rights to any new trademarks, the provisions of this Trademark Security Agreement shall automatically apply thereto. Debtor shall give prompt notice in writing to Secured Party with respect to any such new trademarks or renewal or extension of any trademark registration. Without limiting Debtor's obligations under this Section, Debtor hereby authorizes Secured Party unilaterally to modify this Trademark Security Agreement by amending Schedule I to include any such new trademark rights of Debtor. Notwithstanding the foregoing, no failure to so modify this Trademark Security Agreement or amend Schedule I shall in any way affect, invalidate or detract from Secured Party's continuing security interest in all Collateral, whether or not listed on Schedule I.

6. COUNTERPARTS. This Trademark Security Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument. In proving this Trademark Security Agreement or any other Loan Document in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Any signatures delivered by a party by facsimile transmission or by e-mail transmission shall be deemed an original signature hereto.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Debtor has caused this Trademark Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

PLATINUM STUDIOS, INC.,
a California corporation

By: ______________________________

Name: ____________________________

Title: _____________________________

ACCEPTED AND ACKNOWLEDGED BY:

____
SCOTT ROSENBERG

SCHEDULE I

to

TRADEMARK SECURITY AGREEMENT

Trademark Registrations/Applications

Debtor	Country	Mark	Application/ Registration No.	App/Reg Date

Trade Names

Common Law Trademarks

Trademarks Not Currently In Use

Trademark Licenses